EXHIBIT 23.1


          Consent of R. E. Bassie & Co., independent public accountants

R. E. BASSIE & CO.,
CERTIFIED  PUBLIC  ACCOUNTANTS


                        6671 Southwest Freeway, Suite 550
Houston,  Texas  77074-2220
                     Tel: (713) 272-8500 Fax: (713) 272-8515
                           ---                 ---
                            E-Mail: Rebassie@aol.com
                                    ----------------

Calypso  Wireless,  Inc.
Miami  Lakes,  Florida

We  hereby  consent  to  the  incorporation  by  reference  in this Registration
Statement on Form S-8 of our report dated June 2, 2003, relating to the consolidated financial statements of Calypso Wireless, Inc., appearing in the
                                                                             ---
Company's  Annual  Report  on Form 10-KSB for the fiscal year ended December 31,
---------
2002, and to our reports dated June 20, 2003, July 16, 2003 and November 7, 2003 for the Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

/s/R.  E.  BASSIE  &  CO.
-------------------------

Houston,  Texas

March  23,  2004
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